UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [August 26, 2020]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-208854	65-0981503
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common	BWMY

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 26, 2020 the Board of Directors of the Company Appoints Dr. Andrew E. Trumbach, as a chief financial officer, and William Willard Coburn, as a director of the Company until the next regular meeting of shareholders or until his successor is elected and qualified.

BIOGRAPHY Dr. Andrew E. Trumbach, was the CFO of a holding company from 2008 to 2019 that owned and operated one of the largest perfume distribution business, owned over 45 retail perfume stores, and acquired and managed a large multinational company operating airline, cruise and a retail duty free and duty paid concessions located in cruise, airport and border locations worldwide using a proprietary cutting-edge technology developed in-house. Prior to 2008, Dr. Trumbach spent 14 years as the CFO/CIO and Sr VP of a family owned holding and investment company that included a portfolio that consisted of commercial, industrial and residential real estate holdings, mining operations, outdoor advertising, publishing, polling, water and sewer utility, mobile home parks, data centers, and cemeteries. Prior to moving to industry, Dr. Trumbach spent three years working in an international accounting firm and five years in a regional firm working in public accounting in both Belize and the United States.

He was also the President and co-founder of Onebin.com, an internet based logistic company operating with offices in 27 countries and the President and founder of American Document Management, Inc, DBA SecureDoc, a document management software integrator and reseller.

In addition to a Bachelor of Science degree in Accounting and a Master of Business Administration degree, Dr. Trumbach has earned Doctorate degrees in both Information Technology Management and Accounting. He has undertaken numerous consulting projects for major companies in the United States and the Caribbean.

Dr. Trumbach was a part time Professor at Nova Southeastern University certified to teach accounting and information systems classes. His areas of research shown below are in real estate, management and accounting information systems and small business governance. Dr. Trumbach has been published extensively with his most recent works including publishing with a group of researchers in universities across the United States, Latin America, Asia, and Europe about people’s values in various countries and their natural tendencies regarding stress in the workplace. He has been a contributing Author in the book written by Cavico, F. & Mujtaba, G.B., Legal Challenges for the Global Manager and Entrepreneur. Kendal Hunt Publishing Company. United States. Case Study - “Belize: Privatization without Due Diligence: A Case of the Telecommunication Industry”. He has presented various seminars on “Best Practices: Disaster Planning and Recovery.”

Dr. Trumbach is a highly experienced accounting and information systems professional whose real estate leadership and experience earned him a reputation for excellence in the Florida real estate market. As it pertains to Belize specifically, he was also the Keynote speaker at the Association of Real Estate Brokers of Belize First Annual General Meeting. He holds a current license as a Florida real estate broker and was a Florida real Estate instructor. Dr. Trumbach was a past Director and Board Member of the Florida Realtors Association, a member of the Florida International Real Estate Council and also a member of the International Counsel Greater Fort Lauderdale Board of Realtors, a member of International Operations Committee, Florida Real Estate Association, Tallahassee, Fl, a past member of the Professional Education Committee, Florida Real Estate Association, Tallahassee, Fl, and a member of the Technology Committee, Florida Real Estate Association Tallahassee, Fl. Dr Trumbach was also a past Member of the City of Coral Springs Member of the Financial Advisory Committee, Coral Springs, Florida.

●	BIOGRAPHY William Coburn is a conscious co-creator on a mission to unite humanity to solve the world’s greatest problems, become a multi-planetary species and ascend the collective consciousness. He has been involved in entrepreneurial projects since he was in middle school beginning with helping his mother with a Non-profit that provides a SaaS for consumers to choose the Non-profit of choice on a company’s website after purchasing their product and/or service. William’s conscious acumen for collaboration and disruptive change brought him to a technology consulting firm called Varfaj Partners in January of 2019. He decided to drop out of Wesleyan University in order to pursue the venture by consulting small businesses and entrepreneurs tackle the world’s problems. He learned about the many facets of creating a successful business and how to consciously co-create for a better future. He brought in many clients from all sectors of business including entertainment, music, retail, real estate, and all walks of life aiding in the growth and development from first principle analysis in ideation to business structure, design thinking to get the crux out of the idea in order for there to be an opportunity for the emergence of real impact. He was the Digital Strategist for a disruptive CBD/THC Company called Sol Santa Fe Holding Co. with a scientific board looking to bring the education that the world desperately needs to adapt to natural ways of healing and curing diseases. He became involved with a start-up called FaceTrace LLC where he helped with the literature for the Pitch Deck and brought in a developer for a presentable beta-version in investor meetings. He is connected with a network of investors all over the world. His passion for exponential change brought him to Singularity University where he began seriously studying exponential technologies. He decided to leave Varfaj Partners taking a new position as the Chief Executive Officer of an international transdisciplinary group (Think Tank) of forward thinkers called Transdisciplinary Agora for Future Discussions (TAFFD’s) founded in January 2019. He was the publisher and contributing editor of their Transhumanist Magazine published in February of 2020, which presents groundbreaking articles in Philosophy (Fear-ism), Artificial Intelligence, Immortality, Quantum Computing and Robotics, Bio-Technology, Nano-Technology, Digital Fabrications, Networks and Computing Systems, Medicine and Neuroscience, Biophysics, Design, Entrepreneurship, Communication, Finance, Economics, Future Studies and Forecasting, the future of work, Policy, Law & Ethics, the technological Singularity, Humanitarian Challenges, Balance-ology, Political Corruptions, Serious Crimes, Corrupt Wrong-doings, Administrative Reviews, Political Reviews, Review of Mainline Books and Company reviews. The magazine included Annual Top 5’s for the following categories: Examples of Cooperative Social Efforts, Innovative Books, Global Leaders & Entrepreneurs, and top International Presidents and discussed family/marriage, human behavior: love, hatred, happiness, and inspiration, literary, visual, music and experiential. William helped organized and was a speaker at TAFFD’s International Conference on Future Africa: Sustaining the Source with the theme: “Compliance to Global Sustainability.” William’s many endeavors brought him to Fort Lauderdale to explore new horizons. He continues to explore new endeavors and is an experimentalist in alternative and new age healing/medicine, specifically fungi, myco-restoration psychedelic therapy, the microbiome, and cold/disciplined breathing techniques that are changing the way we look at the human potential, disease, and more. He decided to step down as CEO of TAFFD’s to Honorary Member, so he could investigate more into new age consciousness ideas that he can bring forward to TAFFD’s, Singularity University, other organizations, and all of humanity. Upon his resignation, he united with his neighbor (Aldo Piscitello) and learned about what he had created and immediately saw the potential to help humanity bring about exponential change with this powerful money marketplace solution.

Item 9.01 Exhibits

Exhibit no.	Description
1	Minutes of Special Meeting of Board of Directors of Borrowmoney, Inc.
99.01	The BorrowMoney.com Company Adds Dr. Andrew E. Trumbach to the Board as a Chief Financial officer
99.02	The BorrowMoney.com Company Adds William Willard Coburn to the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: August 27, 2020